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                                                                     EXHIBIT 3.7

                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

                       PECHINEY ALUMINUM ENGINEERING, INC.
                             A DELAWARE CORPORATION

      The undersigned, the duly elected Secretary of PECHINEY ALUMINUM ENGINEERING, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to Sections 103 and 242 of the Delaware General Corporation Law (the "DGCL"), hereby certifies that:

      1. NAME OF CORPORATION. The name of the Corporation is Pechiney Aluminum Engineering, Inc.

      2. FILING OF CERTIFICATE OF INCORPORATION. The Corporation's original certificate of incorporation was filed with the Delaware Secretary of State on November 19,1998.

      3. NAME OF NEW ENTITY. on the Effective Date, paragraph 1 of the Corporation's Certificate of Incorporation shall be amended and restated (the "Amendment") as follows:

      1. The name of the corporation is Novelis PAE Corporation.

      4. EFFECTIVE DATE. The Effective Date of the Amendment shall be the filing date as provided in Section 103(d) of the DGCL.

      5. APPROVALS. In accordance with the provisions of Section 242(b) of the DGCL, the Amendment was approved by (a) the Board of Directors of the Corporation by unanimous written consent dated as December 10, 2004, and (b) the sole stockholder of the Corporation by unanimous written consent dated December 11, 2004.

      6. ACCURACY. The facts stated in this Certificate of Amendment are true and accurate.

      IN WITNESS OF THE FOREGOING, the undersigned has executed this Certificate of Amendment for and on behalf of the Corporation as its free act and deed this 4th day of January, 2005.

                                            PECHINEY ALUMINUM ENGINEERING, INC.

                                            By: /s/ Eileen Burns Lerum
                                                ----------------------
                                                Eileen Burns Lerum,
                                                Secretary

ATTEST:

/s/ Timothy J. Guerra
---------------------
Timothy J. Guerra
Assistant Secretary          [SEAL]